UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2026

NEWTON GOLF COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NWTG	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into A Material Definitive Agreement.

On September 23, 2026, the Company entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Spartan Crest Capital Corp. (“Spartan Crest”) and Cannon Bridge Mining Services (“Cannon Bridge”). Pursuant to the Assignment Agreement, Spartan Crest irrevocably assigned to the Company all of its rights and obligations under that certain Option Agreement, dated as of August 1, 2026, between Cannon Bridge and Spartan Crest (the “Option Agreement”), including the exclusive option to acquire a 100% ownership interest in the Pole Canyon Project, consisting of 16 unpatented lode mining claims (MW 1 through MW 16) totaling approximately 330 acres, located in White Pine County, Nevada. In connection with the assignment, the Company assumed all remaining payment obligations under the Option Agreement, including (i) remaining cash option payments aggregating to $200,000 (of which $165,000 remains unpaid), payable in installments over 24 months from the date of the Option Agreement (the “Remaining Payments”), (ii) $200,000 in share consideration deliverable to Cannon Bridge in two tranches (the “Share Consideration”), which Share Consideration shall be deemed to be part of the Transaction Shares (as defined below), and (iii) a 2.0% net smelter return royalty (the “NSR”) upon vesting of the option. Upon payment in full of the Remaining Payments and the Share Consideration by the Company, Cannon Bridge shall convey to the Company 100% right, title and interest in and to the Property subject to the NSR. In connection with the transactions contemplated by the Assignment Agreement, Spartan Crest has the right to designate two independent members to serve on the Company’s board of directors, subject to approval by the Company’s board, and one executive officer of the Company, with the responsibilities of such officer to be mutually agreed to by Spartan Crest and the Company.

The Company has also agreed to file a registration statement with the Securities and Exchange Commission within forty-five (45) days following the closing covering the resale of shares of Common Stock issued to Spartan Crest’s designees. In exchange for the option assignment, the Company issued to designees of Spartan Crest shares of the Company’s Common Stock equal to 19.9% of the Company’s total issued and outstanding shares of Common Stock immediately prior to the closing (the “Transaction Shares”).

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assumption Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Transaction Shares were issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Transaction Shares bear restrictive legends as required by applicable securities laws. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Assignment and Assumption Agreement, dated as of September 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2026	NEWTON GOLF COMPANY, INC.

	By:	/s/ Jeff Clayborne
Jeff Clayborne
Chief Financial Officer and Chief Operating Officer